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EXHIBIT 12.1

SUMMIT PROPERTIES INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIX MONTHS ENDED
JUNE 30, 2000
(Dollars In thousands)

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
Income before minority interest of unitholders in Operating
  Partnership and dividends to preferred unitholders in
  Operating Partnership.....................................  $31,031
Interest:
     Expense incurred.......................................   18,455
     Amortization of deferred financing costs...............      475
     Rental fixed charges...................................      116
                                                              -------
Total Earnings..............................................  $50,077
                                                              =======
Fixed charges:
     Interest expense.......................................  $18,455
     Interest capitalized...................................    4,643
     Dividends to preferred unitholders in Operating
      Partnership...........................................    6,210
     Rental fixed charges...................................      116
     Amortization of deferred financing costs...............      475
                                                              -------
          Total fixed charges...............................  $29,899
                                                              =======
Ratio of earnings to fixed charges..........................     1.67
                                                              =======
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